          AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 11, 2003
                                            REGISTRATION STATEMENT NO. 33-______
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                       J. B. HUNT TRANSPORT SERVICES, INC.
             (Exact name of registrant as specified in its charter)

           ARKANSAS                                        71-0335111
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)

                           615 J.B. Hunt Corpate Dr.
                             LOWELL, ARKANSAS 72745
                    (Address of Principal Executive Offices)

                       J. B. HUNT TRANSPORT SERVICES, INC.
                  AMENDED AND RESTATED EMPLOYEE RETIREMENT PLAN
                              (Full Title of Plan)

                                  KIRK THOMPSON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       J. B. HUNT TRANSPORT SERVICES, INC.
                          615 J.B. HUNT CORPORATE DRIVE
                             LOWELL, ARKANSAS 72745
                     (Name and address of agent for service)

                                 (479) 820-0000
          (Telephone number, including area code, of agent for service)

                                   ----------

                         Copy of all communications to:
                             C. DOUGLAS BUFORD, JR.
                           WRIGHT, LINDSEY & JENNINGS
                       200 WEST CAPITOL AVENUE, SUITE 2300
                           LITTLE ROCK, ARKANSAS 72201
                                 (501) 371-0808

                         CALCULATION OF REGISTRATION FEE

                                                     PROPOSED                 PROPOSED
TITLE OF SECURITIES         AMOUNT TO BE          MAXIMUM OFFERING        MAXIMUM AGGREGATE          AMOUNT OF
TO BE REGISTERED(1)         REGISTERED(2)         PRICE PER SHARE          OFFERING PRICE       REGISTRATION FEE(3)
-------------------        ----------------       ----------------        -----------------     -------------------
Common Stock,              1,200,000 Shares            $24.02               $28,824,000             $2,331.86
$.01 par value

(1) The shares of common stock being registered consist of shares to be acquired by the Trustee pursuant to the plan for the accounts of individual participants.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan described herein.

(3) Calculated pursuant to Rule 457(c) based upon the average of the high and low prices for the common stock as reported on the NASDAQ/NMS on March 10, 2003.



          PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION. *

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION. *

         *Omitted from this registration in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         J. B. Hunt Transport Services, Inc. ("Registrant" or "Company") hereby incorporates the following documents by reference into this Registration Statement and made a part hereof:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed on March 11, 2003.

         (b) The description of the Company's common stock, $.01 par value, contained in the Company's Form 8-A dated March 27, 1984, including any amendment or report filed for the purpose of updating such description.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part hereof.

         All reports and other documents filed by the Company subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 4-27-850 of the Arkansas Code Annotated authorizes the indemnification of officers and directors of Arkansas corporations under certain circumstances. Paragraph 10 of the Company's Articles of Incorporation provides that, under specified circumstances, the Company shall indemnify its directors, officers, employees, or agents against expenses (including attorney's fees), judgments, fines, and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit, or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees, or agents if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Paragraph 11 of the Company's Articles of Incorporation provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Arkansas Code Annotated Section 4-27-833, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions, (d) for transactions from which directors derive improper personal benefit, or (e) for liability to any third party other than the Company or its stockholders based upon an act, omission, transaction, or breach of duty.

         The Company's directors and officers are also covered by insurance policies indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         The following exhibits are filed as part of this Registration
Statement:

Exhibit No.                                 Exhibit

    4.1                    Amended and Restated Bylaws of the Company.

    4.2                    Amended and Restated Articles of Incorporation of J.
                           B. Hunt Transport Services, Inc. (Incorporated by reference from Exhibit 4A to the Company's Registration Statement on Form S-8 (File No. 33-40028) filed April 16, 1991).

    5.1                    Opinion of Wright, Lindsey & Jennings LLP

    23.1                   Consent of KPMG LLP

    23.2 Consent of Wright, Lindsey & Jennings LLP (included as part of Exhibit 5.1.)

    24.1 Powers of Attorney (included as part of signature page)

    99.1                   J.B. Hunt Transport Services, Inc. Amended and
                           Restated Retirement Plan.

    99.2 EGTRRA Amendment to the J.B. Hunt Transport Services, Inc. Employee Retirement Plan

ITEM 9.  UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lowell, State of Arkansas, on March 11, 2003.


                                  J. B. HUNT TRANSPORT SERVICES, INC.


                                  By    /s/ KIRK THOMPSON
                                     -----------------------------------------
                                      Kirk Thompson
                                      President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kirk Thompson and Jerry Walton, and each or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by or on behalf the following persons in the capacities and on the date indicated.

                 Signature                                         Title                                Date
                 ---------                                         -----                                ----
 /s/ JOHN  A. COOPER, JR.                             Director                                    January 23, 2003
---------------------------------------
John  A. Cooper, Jr.

 /s/ WAYNE GARRISON                                   Chairman of the Board                       January 23, 2003
---------------------------------------
Wayne Garrison

 /s/ GENE GEORGE                                      Director                                    January 23, 2003
---------------------------------------
Gene George

 /s/ THOMAS L. HARDEMAN                               Director                                    January 23, 2003
---------------------------------------
Thomas L. Hardeman

 /s/ J. BRYAN HUNT                                    Vice Chairman of the Board                  January 23, 2003
---------------------------------------
J. Bryan Hunt

 /s/ LELAND TOLLETT                                   Director                                    January 23, 2003
---------------------------------------
Leland Tollett

 /s/ J.B. HUNT                                        Senior Chairman of the Board                January 23, 2003
---------------------------------------
J.B. Hunt

 /s/ KIRK THOMPSON                                    President and Chief Executive Officer;      January 23, 2003
---------------------------------------               Director
Kirk Thompson

 /s/ JERRY WALTON                                     Executive Vice President, Finance and       January 23, 2003
---------------------------------------               Chief Financial Officer (Principal
Jerry Walton                                          Financial and Accounting Officer)

 /s/ JOHNELLE D. HUNT                                 Secretary of the Board                      January 23, 2003
---------------------------------------
Johnelle D. Hunt

 /s/ JOHN WHITE                                       Director                                    January 23, 2003
---------------------------------------
John White

 /s/ JAMES ROBO                                       Director                                    January 23, 2003
---------------------------------------
James Robo

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER          EXHIBIT
-------         -------
 4.1            Amended and Restated Bylaws of the Company.

 4.2            Amended and Restated Articles of Incorporation of J.
                B. Hunt Transport Services, Inc. (Incorporated by reference from Exhibit 4A to the Company's
                Registration Statement on Form S-8 (File No.
                33-40028) filed April 16, 1991).

 5.1            Opinion of Wright, Lindsey & Jennings LLP

 23.1           Consent of KPMG LLP

 23.2 Consent of Wright, Lindsey & Jennings LLP (included as part of Exhibit 5.1.)

 24.1 Powers of Attorney (included as part of signature page)

 99.1           J.B. Hunt Transport Services, Inc. Amended and
                Restated Retirement Plan.

 99.2           EGTRRA Amendment to the J.B. Hunt Transport Services,
                Inc. Employee Retirement Plan